FOR IMMEDIATE RELEASE
                       October 20, 2004


NORFOLK SOUTHERN REPORTS RECORD REVENUES,
INCOME FROM RAILWAY OPERATIONS

For the third quarter 2004:

     - Railway operating revenues increased 16 percent and set an all-time record of $1.9 billion.
     - Income from railway operations improved 51 percent to a record $469 million.
     -  Net income was $288 million, $0.72 per diluted share.
     -  Operating ratio improved 5.8 percentage points to
        74.7 percent.

NORFOLK, VA. - For the third-quarter of 2004, Norfolk Southern Corporation (NYSE: NSC) reported record revenues of $1.9 billion, up 16 percent compared with the same period last year, and record third-quarter income from railway operations of $469 million, up 51 percent compared with the third-quarter in 2003.

          Third-quarter reported net income was $288 million, or $0.72 per diluted share, which included a non-cash gain of $53 million, or $0.13 per diluted share, from the Conrail corporate reorganization. Excluding the gain, net income was $235 million, or $0.59 per diluted share, an increase of 72 percent, compared with $137 million, or $0.35 per diluted share, in the same period last year.

    The railway operating ratio for the third quarter improved
5.8 percentage points to 74.7 percent compared with 80.5 percent in the same period of 2003.

    "By any measure, this was an extremely strong quarter for our company," said David R. Goode, chairman and chief executive officer. "We demonstrated uniform strength in the face of a robust peak traffic season, and our people and network performed well."

          For the first nine months, reported net income was $659 million, or $1.66 per diluted share, which included the $53 million, or $0.13 per diluted share, gain on the Conrail reorganization. Excluding the gain, net income was $606 million, or $1.53 per diluted share, an increase of 25 percent, compared with $483 million, or $1.24 per diluted share, for the same period of last year. Net income for the first nine months of 2003 included a $114 million, or $0.29 per diluted share, gain due to a required industry-wide accounting change to account for the cost of removing railroad crossties, and a gain of $10 million, or $0.03 per diluted share, from discontinued motor carrier operations.

          Railway operating revenues for the first nine months of 2004 increased 12 percent to a record $5.4 billion compared with $4.8 billion for the same period a year earlier.

          The railway operating ratio for the first nine months improved 5.6 percentage points to 76.9 percent compared with 82.5 percent in the same period of 2003.

          Third-quarter general merchandise revenues reached
$1.0 billion, an increase of 10 percent over the same quarter last year. For the first nine months, general merchandise revenues improved 8 percent to a record $3.0 billion compared with the year-earlier period. All merchandise markets reported revenue gains compared with the same periods a year earlier.

          Coal revenues increased 20 percent to $447 million in the third quarter and improved 14 percent to $1.3 billion for the first nine months of 2004 compared with the same periods last year. This growth principally was driven by increases in export and utility coal revenues.

          Intermodal revenues grew 28 percent to a record $404 million in the third quarter and improved 21 percent to a record $1.1 billion for the first nine months compared to the same periods of 2003. Significantly increased traffic volumes and higher average revenues helped drive the growth.

          Third-quarter railway operating expenses were up $101 million, or 8 percent, compared with third quarter last year. For the first nine months, railway operating expenses rose $171 million, or 4 percent, over the same period in 2003. Both increases were primarily related to the higher business volumes.

          Norfolk Southern Corporation is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, Canada, serving every major container port in the eastern United States and providing superior connections to western rail carriers. NS operates the most extensive intermodal network in the East and is North America's largest rail carrier of automotive parts and finished vehicles.

                                    ###

For further information contact:
	(Media) Bob Fort, 757-629-2710
	(Investors) Leanne Marilley, 757-629-2861









                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                   Three Months Ended
                                                      September 30,
                                                   ------------------
                                                    2004        2003
                                                    ----        ----
Railway operating revenues:
  Coal                                           $    447    $    372
  General merchandise                               1,006         911
  Intermodal                                          404         315
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                1,857       1,598
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits                           570         531
  Materials, services and rents                       411         346
  Conrail rents and services                           79         105
  Depreciation                                        150         128
  Diesel fuel                                          98          86
  Casualties and other claims                          31          44
  Other                                                49          47
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                1,388       1,287
                                                  -------     -------

     Income from railway operations                   469         311

Other income - net (note 1)                            40          12
Interest expense on debt                             (121)       (123)
                                                  -------     -------
     Income before income taxes                       388         200

Provision for income taxes:
  Current                                              76          (6)
  Deferred                                             24          69
                                                  -------     -------
    Total income taxes                                100          63
                                                  -------     -------
    NET INCOME                                   $    288    $    137
                                                  =======     =======

Earnings per share:
  Basic                                          $   0.73    $   0.35
  Diluted                                        $   0.72    $   0.35

Average shares outstanding (000's)                394,449     389,910

See notes to consolidated financial statements.

----------------------------------------------------------------
                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                    Nine Months Ended
                                                      September 30,
                                                    ----------------
                                                    2004        2003
                                                    ----        ----
Railway operating revenues:
  Coal                                           $  1,269    $  1,115
  General merchandise                               2,998       2,773
  Intermodal                                        1,096         904
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                5,363       4,792
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits                         1,680       1,592
  Materials, services and rents                     1,165       1,083
  Conrail rents and services                          282         314
  Depreciation                                        409         384
  Diesel fuel                                         311         283
  Casualties and other claims                         109         142
  Other                                               167         154
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                4,123       3,952
                                                  -------     -------

     Income from railway operations                 1,240         840

Other income - net (note 1)                            50          57
Interest expense on debt                             (363)       (373)
                                                  -------     -------
     Income from continuing operations before
       income taxes and accounting changes            927         524

Provision for income taxes:
  Current                                             156          49
  Deferred                                            112         116
                                                  -------     -------
    Total income taxes                                268         165
                                                  -------     -------

     Income from continuing operations
       before accounting changes                      659         359

Discontinued operations - taxes on sale of
  motor carrier (note 2)                               --          10

Cumulative effect of changes in accounting
  principles, net of taxes (note 3)                    --         114
                                                  -------     -------
    NET INCOME                                   $    659    $    483
                                                  =======     =======

Earnings per share:
  Income from continuing operations
    before accounting changes
      Basic                                      $   1.68    $   0.92
      Diluted                                    $   1.66    $   0.92
  Net income
      Basic                                      $   1.68    $   1.24
      Diluted                                    $   1.66    $   1.24

Average shares outstanding (000's)                392,693     389,598

See notes to consolidated financial statements.

----------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                       Consolidated Balance Sheets
                              (Unaudited)
                              ($ millions)

                                           September 30,    December 31,
                                           ------------     -----------
                                               2004            2003
                                               ----            ----
ASSETS
Current assets:
  Cash and cash equivalents                 $    475         $    284
  Short-term investments                          55                2
  Accounts receivable - net                      806              695
  Materials and supplies                         102               92
  Deferred income taxes                          191              189
  Other current assets                           177              163
                                             -------          -------
    Total current assets                       1,806            1,425

  Investment in Conrail (note 1)                 735            6,259
  Properties less accumulated depreciation
    (note 1)                                  20,464           11,779
  Other assets                                 1,462            1,133
                                             -------          -------
    TOTAL ASSETS                            $ 24,467         $ 20,596
                                             =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $  1,004         $    948
  Income and other taxes                         245              199
  Due to Conrail                                  68               81
  Other current liabilities                      276              213
  Current maturities of long-term debt           529              360
                                             -------          -------
    Total current liabilities                  2,122            1,801

Long-term debt (note 1)                        7,019            6,800

Other liabilities                              1,116            1,080

Due to Conrail (note 1)                           --              716

Deferred income taxes                          6,522            3,223
                                             -------          -------
    TOTAL LIABILITIES                         16,779           13,620
                                             -------          -------
Stockholders' equity:
  Common stock $1.00 per share par value         417              412
  Additional paid-in capital                     620              521
  Unearned restricted stock                       (9)              (5)
  Accumulated other comprehensive
    income (loss)                                 11              (44)
  Retained income                              6,669            6,112
                                             -------          -------
                                               7,708            6,996
  Less treasury stock at cost, 20,938,125
   and 21,016,125 shares, respectively           (20)             (20)
                                             -------          -------
    TOTAL STOCKHOLDERS' EQUITY                 7,688            6,976
                                             -------          -------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                   $ 24,467         $ 20,596
                                             =======          =======

See notes to consolidated financial statements.

----------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                  Consolidated Statements of Cash Flow
                              (Unaudited)
                              ($ millions)


                                                      Nine Months Ended
                                                         September 30,
                                                     ----------------------
                                                         2004         2003
                                                         ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $ 659        $ 483
  Reconciliation of net income to
   net cash provided by operating activities:
    Net cumulative effect of changes in
     accounting principles (note 3)                        --         (114)
    Depreciation                                          417          395
    Deferred income taxes                                 112          116
    Equity in earnings of Conrail                         (45)         (41)
    Gain on Conrail corporate reorganization (note 1)     (53)          --
    Gains on properties and investments                   (15)         (16)
    Income from discontinued operations (note 2)           --          (10)
    Changes in assets and liabilities
     affecting operations:
       Accounts receivable                               (110)         (96)
       Materials and supplies                             (10)           5
       Other current assets                                70           86
       Current liabilities other than debt                162           23
       Other - net                                         24          (31)
                                                        -----        -----
        Net cash provided by operating activities       1,211          800

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                                     (669)        (536)
  Property sales and other transactions                    45           40
  Investments, including short-term                      (146)         (83)
  Investment sales and other transactions                   5            1
                                                        -----        -----
        Net cash used for investing activities           (765)        (578)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends                                              (102)         (86)
  Common stock issued - net                                71            5
  Proceeds from borrowings (note 4)                       202          218
  Debt repayments                                        (426)        (385)
                                                        -----        -----
        Net cash used for financing activities           (255)        (248)
                                                        -----        -----
        Net increase (decrease) in cash and
          cash equivalents                                191          (26)

CASH AND CASH EQUIVALENTS:
  At beginning of year                                    284          184
                                                        -----        -----
  At end of period                                     $  475       $  158
                                                        =====        =====

SUPPLEMENTAL DISCLOSURES OF CASH-FLOW
 INFORMATION
  Cash paid during the period for:
    Interest (net of amounts capitalized)              $  311       $  334
    Income taxes                                       $   78       $   62

See notes to consolidated financial statements.

-----------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   CONRAIL CORPORATE REORGANIZATION -
     On August 27, 2004, NS, CSX and Conrail completed a corporate reorganization of Conrail that resulted in the direct ownership and control by Norfolk Southern Railway Company (NSR) of routes and assets that had previously been operated by NSR under operating and lease agreements with a Conrail subsidiary. As a part of the reorganization, NSR issued new unsecured debt obligations, which were exchanged for unsecured debt obligations of Consolidated Rail Corporation (CRC), a Conrail subsidiary. In addition, NSR entered into new lease and sublease arrangements with CRC to support CRC's secured debt and lease obligations, and the long-term note due to Conrail was eliminated. The reorganization did not affect the Shared Asset Areas, which continue to be owned and operated by CRC, and are reflected in NS' remaining Investment in Conrail as shown in the Consolidated Balance Sheet.

     This distribution was accounted for at fair value, resulting in a net gain of $53 million, which is included in Other income - net on the Consolidated Statement of Income. The gain increased net income by $53 million, or 13 cents per diluted share.

2.   DISCONTINUED OPERATIONS IN 2003 -
     First-quarter 2003 results included an additional after-tax gain of $10 million, or 3 cents per share (basic and diluted), related to the 1998 sale of NS' motor carrier subsidiary, North American Van Lines, Inc. This non-cash gain resulted from the resolution of tax issues related to the transaction.

3.   CHANGES IN ACCOUNTING PRINCIPLES IN 2003 -
     NS adopted Financial Accounting Standards Board (FASB) Statement No. 143, "Accounting for Asset Retirement Obligations" (SFAS
     No. 143), effective Jan. 1, 2003, and recorded a $110 million net adjustment ($182 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to SFAS No. 143, the cost to remove crossties must be recorded as an expense when incurred; previously these removal costs were accrued as a component of depreciation.

     NS also adopted FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46), effective Jan. 1, 2003, and recorded a $4 million net adjustment ($6 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to FIN No. 46, NS has consolidated a special-purpose entity that leases certain locomotives to NS.

     The cumulative effect of these changes amounted to $114 million, or 29 cents per share (basic and diluted).

4.   PAYMENTS TO CONRAIL -
     Payments made to Conrail in accordance with the operating and lease agreements in place before the Conrail corporate reorganization (see note 1) reduce NS' "Net cash provided by operating activities." A significant portion of these payments was borrowed back from a Conrail subsidiary. The net borrowings are included in NS'
     "Net cash used for financing activities" and totaled $118 million in the first nine months of 2004 and $174 million in the first nine months of 2003.